EXHIBIT 11.1

                               WORLD AIRWAYS, INC.
                 CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE


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
                                                                          FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                                                    -----------------------------------------------------
                                                                          Loss              Shares             Per-Share
                                                                      (NUMERATOR)        (DENOMINATOR)           AMOUNT
                                                                    --------------       -------------        -----------
Basic EPS
    Net loss                                                      $    (2,986,868)          7,419,020     $        (0.40)
                                                                                                                =========

Effect of Dilutive Securities
    Options                                                                     --                112
    8% convertible debentures                                              966,575          5,617,978
                                                                          --------         ----------

Diluted EPS
    Net loss                                                      $    (2,020,293)         13,037,109     $            *
                                                                       ===========         ==========           ========

                                                                          FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                                                   ------------------------------------------------------
                                                                   Earnings (Loss)          Shares             Per-Share
                                                                     (NUMERATOR)         (DENOMINATOR)           AMOUNT
                                                                     -------------       -------------        -----------
Basic EPS
    Net earnings available to common stockholders                 $      5,020,000         11,232,653     $          0.45
                                                                                                                 ========

Effect of Dilutive Securities
    Options                                                                     --              5,490
                                                                         ---------         ----------

Diluted EPS
    Net earnings available to common stockholders                 $      5,020,000         11,238,143     $          0.45
                                                                         =========         ==========            ========


*   Anti-dilutive

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